Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment on Form S-8 to the Registration Statement on Form S-4 of our report dated December 19, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ciena Corporation’s Annual Report on Form 10-K for the year ended October 31, 2014.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

August 3, 2015